UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 9, 2005

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey ______________________________ (State or Other Jurisdiction of Incorporation)	1-11277 _______________________________ (Commission File Number)	22-2477875 ____________________________ (I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey      07470

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Valley National Bancorp (the “Corporation”) has declared a 5% stock dividend to be distributed to shareholders on May 20, 2005. Effective May 9, 2005, the Corporation amended the first sentence of Article V of its Certificate of Incorporation to increase by 7,852,123 shares (5%) the total authorized capital stock of the Corporation to 194,894,580 shares, consisting of 164,894,580 shares of common stock and 30,000,000 shares of preferred stock which may be issued in one or more classes or series. The amendment is attached hereto as Exhibit (3)(A).

Item 9.01 Financial Statements and Exhibits.

Exhibit

(3)(A)	Amendment to the Certificate of Incorporation of Valley National Bancorp, dated May 9, 2005.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2005	VALLEY NATIONAL BANCORP By: /s/ Alan D. Eskow —————————————— Name: Alan D. Eskow Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Title
(3)(A)	Amendment to the Certificate of Incorporation of Valley National Bancorp, dated May 9, 2005.